Exhibit 99.1

DIGITAL LIGHTWAVE, INC. AND OPTEL CAPITAL, LLC ANNOUNCE

FINANCING AND DEBT RESTRUCTURING

CLEARWATER, Fla., May 25, 2004 - Digital Lightwave, Inc. (Nasdaq: DIGL) announced today that on May 21, 2004, the board of directors of Digital Lightwave, Inc. (the “Company”) approved and ratified a non-binding term sheet (the “Term Sheet”) with Optel Capital, LLC to provide financing and to restructure its outstanding debt with Optel Capital, LLC and Optel, LLC (collectively, “Optel”). Optel is controlled by Dr. Bryan J. Zwan, the Company’s majority stockholder and chairman of the board of directors.

Extension of Maturity Date

Pursuant to the Term Sheet, Optel would agree to extend the maturity of approximately $18.4 million of outstanding principal plus accrued interest evidenced by those several secured promissory notes issued by the Company to Optel (the “Outstanding Debt”) from July 31, 2004 until December 31, 2005.

Additional Advances

In addition the parties are negotiating the amount of additional proceeds which Optel may advance to the Company to assist it in satisfying its pending settlement and restructuring obligations and short term working capital needs (the “Subsequent Advances”). The amount of the Subsequent Advances will be determined by the parties prior to executing definitive documents and would be made on a secured basis and on substantially the same terms as the Outstanding Debt.

Convertible Debt

In exchange for extending the maturity date and providing additional funds, all of the Outstanding Debt and the amount of all Subsequent Advances would become convertible into common stock of the Company at the option of Optel at any time prior to the extended maturity date. The conversion price of such debt would be equal to the lesser of (i) $1.05 (equal to 100% of the average of the daily volume-weighted average price of the Company’s common stock quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the date of the initial execution of the Term Sheet, or May 12, 2004), (ii) 100% of the average of the daily volume-weighted average price of the Company’s common stock quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the date the parties execute the definitive agreements contemplated in the Term Sheet, or (iii) 100% of the average of the daily volume-weighted average price of the Company’s common stock quoted on the NASDAQ during the period of five consecutive trading days ending on, but not including, the date the Company’s obtains disinterested stockholder approval of the transactions contemplated in the Term Sheet. The conversion price would be subject to adjustment for stock splits, stock dividends and recapitalizations and would be subject to broad-based anti-dilution adjustments for issuances by the Company of equity securities (other than securities issued under employee stock option plans and other customary exceptions) at a purchase price per share less than the conversion price. All of the debt would continue to be secured by a first priority security interest in all of the assets of the Company.

Warrants

In addition, the Company would issue Optel two warrants to purchase common stock as soon as practicable following stockholder approval of the transactions contemplated by the Term Sheet. Each warrant would be exercisable into that number of shares of common stock equal to the number of shares into which the Outstanding Debt and Subsequent Advances would be convertible and would have an exercise price equal to the conversion price of such debt. The first warrant would be exercisable for a period of 5 years following its date of issuance (the “Long Term Warrant”) and the second warrant would be exercisable for a period of 180 days following the effective date of the registration statement covering the resale of the common stock issuable upon conversion of the debt or exercise of the warrants (the “Short Term Warrant” and together with the Long Term Warrant, the “Warrants”). The Long Term Warrant would include a cashless net exercise provision, but the Short Term Warrant would only be exercisable for cash or cancellation of indebtedness. The exercise price of the Warrants would be subject to the same anti-dilution protection as the conversion price of the convertible debt.

Corporate Approvals

On May 21, 2004, the board of directors of the Company, based on the recommendation of the special committee of the board, consisting of its independent directors, approved the Term Sheet. Dr. Zwan abstained from voting on the approval of the Term Sheet. In connection with its deliberations regarding the Term Sheet, the special committee engaged Houlihan Smith & Company, Inc. (“Houlihan”) as its financial advisor. Houlihan completed an independent analysis and provided the special committee with an opinion that the transaction was fair, from a financial point of view, to the Company’s stockholders, other than Dr. Zwan.

Optel has made it a condition to its debt becoming convertible and the issuance of the Warrants that such transactions be approved by a majority of the stockholders of the Company whom are not affiliated with Optel or any of its affiliates. Optel has also indicated to the Company that in the event a majority of such stockholders do not approve such transactions, the Outstanding Debt plus the principal and accrued interest outstanding on all of the Subsequent Advances would become due and payable in full on July 31, 2004; provided, that if the date of the meeting of stockholders of the Company at which the transactions contemplated in the Term Sheet are to be approved occurs later than July 31, 2004, Optel would extend such date until the first date following the date of such meeting, but in no event later than September 15, 2004.

Registration Rights

The Company would be required to file a registration statement covering the resale of the shares of common stock issuable upon conversion of the Outstanding Debt, the principal and accrued interest outstanding on all of the Subsequent Advances, the Warrants and up to an additional 5,000,000 shares of common stock currently held by Optel and its affiliates as soon as practicable following stockholder approval of the transactions contemplated by the Term Sheet.

“In light of the general improvement in the economy and the increased business activity of the Company, the proposed transactions will provide the Company with the resources which will allow it to focus on growing the business,” commented Mr. Robert Moreyra, chairman of the special committee of the board of directors reviewing and approving the Term Sheet. “For the past two years, the Company, along with many other companies in the industry, has been downsizing and restructuring. Over that period, Optel stood by the Company providing capital when the Company was unable to secure other financing alternatives. As of today, the Company has restructured most of its debt obligations, and refocused and aligned its strategic plan and product development roadmap. The transactions proposed by Optel will assist management in completing its debt restructuring and executing its strategic plan.”

Jim Green, President and CEO of the Company, stated that “We have a plan for growth and if we are able to complete the Optel financing and restructuring, management will have an opportunity to direct its focus to a return to profitability.”

The Term Sheet is non-binding and for discussion purposes only and is subject to the execution and delivery of definitive documents.

A copy of the Term Sheet is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2004.

About Digital Lightwave, Inc.

Digital Lightwave, Inc. provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave's customers -- companies that deploy networks, develop networking equipment, and manage networks -- rely on its offerings to optimize network performance and ensure service reliability.

Forward – Looking Statements

Statements in this press release, other than historical data and information, constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the company's future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company's filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

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Editor's Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

Media Contact:
Paul Sliwa
Digital Lightwave
Corporate Communications
727.442.6677